Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Prospectus, which constitutes part of this Amended Registration Statement on Form S-1 of Clifton Bancorp Inc., of our report dated June 6, 2013 relating to the consolidated financial statements as of March 31, 2013 and 2012 and for each of the years in the three-year period ended March 31, 2013 of Clifton Savings Bancorp, Inc.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Clark, New Jersey January 31, 2014